Exhibit 99.1

TerraForm Power Reports 2014 Third Quarter Financial Results

Company Raises 2015 CAFD Guidance, Announces Completion of Sponsor Drop Downs, Advances 3rd Party M&A Strategy

•	Generates strong Cash Available for Distribution (“CAFD”) of $30 million in Q3

•	Announces completion of 50 Megawatt (“MW”) drop down, the first from SunEdison

•	Executes two distributed generation acquisitions from third parties, adding 103 MW

•	Raises 2015 CAFD guidance from $127 million to $156 million, an increase of 23%

BELTSVILLE, MD, Nov. 5, 2014 – TerraForm Power, Inc. (Nasdaq: TERP), a global owner and operator of renewable energy power plants, today reported 2014 third quarter financial results and announced it is raising its guidance to investors for 2015 CAFD from $127 million to $156 million. CAFD is a non-GAAP measure of TerraForm Power’s ability to generate cash to service its dividends.

“TerraForm Power continues to build on the two pillars of our growth strategy: organic drop downs from our sponsor SunEdison, Inc. (“SunEdison”), and acquisitions from third parties,” said Carlos Domenech, President and Chief Executive Officer of TerraForm Power. “During the third quarter, we made further progress on bringing our initial project portfolio online and announced accelerated drop downs from SunEdison. We also demonstrated our ability to make accretive acquisitions of high-quality contracted solar power plants from third parties.”

Project Drop Downs from SunEdison

TerraForm Power previously announced that it expected 50 MW of solar power plants in the United Kingdom to be dropped down from SunEdison prior to the end of 2014, which is earlier than anticipated and increases the total expected drop downs for 2014 to 75 MW. TerraForm Power announced today that the UK drop downs were completed on November 4th. TerraForm Power continues to expect that the remaining 25 MW of U.S. distributed generation projects will drop down before the end of 2014.

Third Party Acquisitions

On November 4th, TerraForm Power closed its first third-party acquisition as a public company: the purchase of the operating portfolio of Hudson Energy Solar Corporation, which adds approximately 25.5 MW of solar power plants to the Company’s portfolio. In addition, on October 29th, TerraForm Power announced its second acquisition, a 77.6 MW portfolio of distributed generation solar power plants from Capital Dynamics U.S. Solar Energy Fund, L.P. This acquisition is expected to close by year-end.

Initial Public Offering

On July 23, 2014, TerraForm Power closed its initial public offering (“IPO”), which raised net proceeds of approximately $534 million, and concurrent private placements, which raised additional proceeds of $65 million.

Third Quarter Financial Results

TerraForm Power reported third quarter adjusted revenue of $56 million, up from $22 million in the second quarter. The Company reported Adjusted EBITDA of approximately $47 million, compared to $20 million in the prior quarter.

TerraForm Power delivered strong CAFD of $30 million in the third quarter. CAFD benefitted from deleveraging of the Company’s initial portfolio subsequent to the IPO and the Company’s conservative capital structure. Please refer to the appendices to this release for reconciliations of our net income (loss) to Adjusted EBITDA and our net cash provided by operating activities to CAFD, in each case in accordance with GAAP.

“TerraForm Power is well positioned to execute on its growth strategy, which is supported by a strong and liquid balance sheet,” said Alex Hernandez, TerraForm Power’s Chief Financial Officer. “Through the IPO process, we capitalized the Company to provide the liquidity and debt capacity to act quickly on growth opportunities when they arise. We are pleased to have demonstrated the value of that strategy and will continue to position the Company for growth going forward.”

As of September 30, the Company had total liquidity of $475 million, comprised of cash, restricted cash, and availability under its revolving credit facility. After giving effect to the closings of the two announced third party acquisitions and expected drop downs from SunEdison in the fourth quarter, and including the previously announced increases in TerraForm Power’s credit facilities, the Company’s total liquidity, on a pro forma basis, is expected to be approximately $431 million.

CAFD Outlook

As a result of its success in pursuing its growth strategy, TerraForm Power is increasing its 2015 CAFD guidance to $156 million. TerraForm reiterates its intention to pay a dividend based on a payout ratio of 85% of projected annual Cash Available for Distribution. TerraForm intends to revisit its dividend guidance after the closing of the Capital Dynamics acquisition, which is expected to occur in the fourth quarter.

Dividend for 3Q 2014

TerraForm Power today announced that its Board of Directors declared its first dividend on the Company’s Class A common stock of 17.17 cents per share. This amount represents a quarterly dividend of 22.57 cents per share, or $0.90 per share on an annualized basis, prorated to adjust for a partial quarter as the Company made its Initial Public Offering of shares on July 18. The dividend is payable December 15, 2014 to shareholders of record as of November 26, 2014. This marks TerraForm Power’s first dividend as a public company.

Conference Call

As previously announced, TerraForm Power’s third quarter earnings conference call for investors and analysts is scheduled for 5:00 p.m. ET on Wednesday, November 5. Dial-in information:

Toll-Free Dial-In:	(844) 464-3938
International Dial-In:	(765) 507-2638
Conference ID:	24735237

Participants can also join via a live, listen-only webcast, available here: http://www.media-server.com/m/p/y4se29sg.

The presentation materials for the call and an archived recording of the call will be available following the call on the events page of the investor section of TerraForm Power’s website at http://ir.terraform.com.

This news release should be read in conjunction with the attached unaudited financial information.

About TerraForm Power

TerraForm Power (Nasdaq: TERP) is a renewable energy leader that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating renewable energy power plants. For more information about TerraForm Power, please visit: http://www.terraform.com.

Safe Harbor Disclosure

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including with respect to expected Adjusted EBITDA, cash available for distribution, earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “intend,” “project,” “target,” “plan,” “believe” and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although TerraForm Power believes that its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others: the failure of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under construction; TerraForm Power’s ability to successfully identify, evaluate and consummate acquisitions from SunEdison or third parties or changes in expected timing of any acquisitions; government regulation; operating and financial restrictions under agreements governing indebtedness; TerraForm’s ability to borrow additional funds and access capital markets; TerraForm Power’s ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions and compliance with associated laws and regulations.

TerraForm Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and cash available for distribution are estimates as of today’s date, November 5, 2014, and are based on assumptions believed to be reasonable as of this date. TerraForm Power expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause TerraForm Power’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect TerraForm Power’s future results included in TerraForm Power’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, TerraForm Power makes available free of charge at www.terraform.com copies of materials it files with, or furnishes to, the SEC.

Cash Available for Distribution (CAFD)

CAFD is a supplemental non-GAAP measure of TerraForm Power’s ability to earn and distribute cash to investors. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs.

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider indicative of future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Financial Results and Appendices

TERRAFORM POWER, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating revenues:
Energy	$41,278	$2,578	$59,692	$6,884
Incentives	11,663	2,525	22,832	5,409
Incentives - affiliate	280	298	774	746

Total operating revenues	53,221	5,401	83,298	13,039
Operating costs and expenses:
Cost of operations	4,205	354	6,051	780
Cost of operations - affiliate	2,774	157	3,911	478
General and administrative	2,984	17	3,767	92
General and administrative - affiliate	5,051	1,418	8,783	3,568
Acquisitions costs	1,302	—	2,537	—
Acquisition costs - affiliate	2,826	—	2,826	—
Formation and offering related fees and expenses	536	—	3,399	—
Depreciation and accretion	13,052	1,341	21,053	3,542

Total operating costs and expenses	32,730	3,287	52,327	8,460

Operating income	20,491	2,114	30,971	4,579
Other expense (income):
Interest expense, net	22,466	1,963	53,217	4,716
Gain on extinguishment of debt, net	(9,580)	—	(7,635)	—
Loss on foreign currency exchange	6,240	—	6,914	—
Other, net	80	—	582	(1)

Total other expenses, net	19,206	1,963	53,078	4,715

Income (loss) before income tax benefit	1,285	151	(22,107)	(136)
Income tax provision (benefit)	2,806	77	(4,069)	(60)

Net income (loss)	$(1,521)	$74	$(18,038)	$(76)

Less: Predecessor income (loss) prior to initial public offering on July 23, 2014	6,270		(10,357)

Net loss subsequent to initial public offering	(7,791)		(7,681)
Less: Net loss attributable to non-controlling interest	(3,777)		(3,667)

Net loss attributable to TerraForm Power, Inc. Class A common stockholders	$(4,014)		$(4,014)

Weighted average number of shares:
Class A common stock - Basic and Diluted	27,066		27,066
Loss per share:
Class A common stock - Basic and Diluted	$(0.15)		$(0.15)

TERRAFORM POWER, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$259,363	$1,044
Restricted cash, including consolidated variable interest entities of $32,167 and $2,139 in 2014 and 2013, respectively	67,567	62,321
Accounts receivable, including consolidated variable interest entities of $31,120 and $0 in 2014 and 2013, respectively.	50,028	1,505
Deferred income taxes	—	128
VAT receivable	40,191	38,281
Prepaid expenses and other current assets	11,529	3,079

Total current assets	428,678	106,358
Property and equipment, net, including consolidated variable interest entities of $681,782 and $26,006 in 2014 and 2013, respectively	1,848,635	407,356
Intangible assets, net, including consolidated variable interest entities of $120,432 and $0 in 2014 and 2013, respectively	289,209	22,600
Deferred financing costs, net	36,081	12,397
Restricted cash, including consolidated variable interest entities of $1,139 and $0 in 2014 and 2013, respectively	7,272	7,401
Other assets	3,205	10,765

Total assets	$2,613,080	$566,877

TERRAFORM POWER, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(CONTINUED)

(In thousands, except per share data)

	September 30, 2014	December 31, 2013
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, including consolidated variable interest entities of $14,043 and $587 in 2014 and 2013, respectively.	$270,900	$36,682
Current portion of capital lease obligations	—	773
Accounts payable, accrued expenses and other current liabilities	60,360	1,974
Accrued interest	27,358	6,714
Deferred revenue	7,245	428
Due to SunEdison and affiliates	1,507	82,051

Total current liabilities	367,370	128,622
Other liabilities:
Long-term debt, less current portion, including consolidated variable interest entities of $416,475 and $8,683 in 2014 and 2013, respectively.	1,033,134	371,427
Long-term capital lease obligations, less current portion	—	28,398
Deferred revenue	35,840	5,376
Deferred income taxes	702	6,600
Asset retirement obligations, including consolidated variable interest entities of $5,526 and $1,627 in 2014 and 2013, respectively.	44,749	11,002

Total liabilities	$1,481,795	$551,425

Stockholders’ equity:
Net SunEdison investment	—	2,674
Preferred stock, $0.01 par value, 100,000 shares authorized, none issued and outstanding in 2014 and 2013	—	—
Class A common stock, $0.01 par value per share, 63,581 shares authorized, 30,652 issued and outstanding as of September 30, 2014. No shares authorized, issued or outstanding in 2013.	271	—
Class B common stock, $0.01 par value per share, 65,709 shares authorized, 64,527 issued and outstanding as of September 30, 2014. No shares authorized, issued or outstanding in 2013.	645	—
Class B1 common stock, $0.01 par value per share: 260,000 shares authorized, 5,840 issued and outstanding as of September 30, 2014. No shares authorized, issued or outstanding in 2013.	58	—
Additional paid-in capital	317,482	—
Accumulated deficit	(4,014)	—
Accumulated other comprehensive loss	(951)	—

Total TerraForm Power stockholders’ equity	313,491	2,674
Non-controlling interests	817,794	12,778

Total stockholders’ equity	1,131,285	15,452

Total liabilities and stockholders’ equity	$2,613,080	$566,877

TERRAFORM POWER, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(In thousands)	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(18,038)	$(76)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash incentive revenue	(1,498)	(1,333)
Non-cash interest expense	770	725
Stock compensation expense	1,567	—
Depreciation and accretion	21,053	3,542
Amortization of intangible assets	3,558	—
Amortization of deferred financing costs and debt discounts	16,842	89
Recognition of deferred revenue	(192)	(100)
Gain on extinguishment of debt, net	(16,315)	—
Unrealized loss on foreign currency exchange	5,037	—
Deferred taxes	(4,068)	(2,374)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(32,937)	(2,137)
VAT receivable, prepaid expenses and other current assets	(12,948)	926
Accounts payable, accrued interest, and other current liabilities	28,738	4,014
Deferred revenue	37,473	430
Due to SunEdison and affiliates	(8,579)	(47,979)
Other, net	7,104	162

Net cash provided by (used in) operating activities	27,567	(44,111)

Cash flows from investing activities:
Cash paid to SunEdison and third parties for solar system construction	(614,056)	(4,388)
Acquisitions of solar systems from third parties, net of cash acquired	(355,536)	—
Change in restricted cash	—	(1,146)

Net cash used in investing activities	(969,592)	(5,534)

Cash flows from financing activities:
Proceeds from issuance of Class A common stock	433,621	—
Change in restricted cash for debt service	28,630	620
Proceeds from term loan	300,000	—
Proceeds from bridge loan	400,000	—
Repayment of bridge loan	(400,000)	—
Borrowings of long-term debt	191,073	44,400
Principal payments on long-term debt	(117,051)	(2,510)
Contribution from non-controlling interest	6,312	—
Distributions to non-controlling interest	(151)	—
Net SunEdison investment	401,132	8,992
Payment of deferred financing costs	(42,880)	(1,455)

Net cash provided by financing activities	1,200,686	50,047

Net increase in cash and cash equivalents	258,661	402
Effect of exchange rate changes on cash and cash equivalents	(342)	—
Cash and cash equivalents at beginning of period	1,044	3

Cash and cash equivalents at end of period	$259,363	$405

Appendix Table A-1: Reg. G: TerraForm Power, Inc.

2015 Guidance for IPO Portfolio: Estimated Cash Available for Distribution

(In thousands)	Year ending 2015
Operating Revenues	$330,700
Operating Costs and Expenses:
Costs of operations	55,700
Depreciation, amortization and accretion	107,500
General and administration (1)	17,200

Total operating costs and expenses	180,400

Operating income	150,300
Interest expense, net	91,100

Income before income tax expense	59,200
Income tax expense	23,000

Net income	$36,200

Add:
Depreciation, amortization and accretion	107,500
Interest expense, net	91,100
Income tax expense	23,000
Stock base compensation	10,500

Adjusted EBITDA (2)	$268,300

Adjustments to reconcile net income to net cash provided by operating activities
Net income	$36,200
Depreciation, amortization and accretion	107,500
Non-cash items	35,700
Changes in assets and liabilities	20,700
Other	(600)

Net cash provided by operating activities	$199,400

Adjustments to reconcile net cash provided by operating activities to cash available for distribution:
Net cash provided by operating activities	$199,400
Changes in assets and liabilities	(20,700)
Deposits into/withdraws from restricted cash accounts	6,100
Cash distributions to non-controlling interests	(11,400)
Scheduled project-level and other debt service and repayments	(31,700)
Non-expansionary capital expenditures	(500)
Contributions received pursuant to the Interest Payment Agreement with SunEdison (3)	15,600
Other	(900)

Estimated cash available for distribution	$155,900

(1)	Reflects all costs of doing business associated with the portfolio, including all expenses paid by SunEdison in excess of the payments received under the Management Services Agreement, and stock compensation expense.
(2)	Adjusted EBITDA and cash available for distribution are non-GAAP measures. You should not consider these measures as alternatives to net income (loss), determined in accordance with GAAP, or net cash provided by operating activities, determined in accordance with GAAP.
(3)	Represents contributions received from SunEdison pursuant to the Interest Payment Agreement. These contributions are recurring for three years beginning with the origination of the Term Loan.

Appendix Table A-2: Reg. G: TerraForm Power, Inc.

Reconciliation of Q3 2014 Net Income to Adjusted EBITDA

Adjusted EBITDA

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget.

The following table presents a reconciliation of net (loss) income to Adjusted EBITDA:

(In thousands)	Three Months Ended September 30, 2014
Net (loss) income	$(1,521)
Interest expense, net (a)	22,466
Income tax expense (benefit)	2,806
Depreciation, amortization and accretion	15,839
General and administrative - affiliate (b)	5,051
Stock-based compensation	1,240
Acquisition costs (c)	4,128
Formation and offering related fees and expenses (d)	536
Gain on extinguishment of debt (e)	(9,580)
Loss on foreign exchange(f)	6,240

Adjusted EBITDA	$47,205

(a)	Subsequent to the closing of the IPO, SunEdison will pay all our scheduled interest on our term loan up to $48 million through the third anniversary of our entering into the Term Loan under an interest payment agreement. During the period from July 24, 2014 to September 30, 2014, the Company received $1.5 million equity contribution from SunEdison pursuant to the Interest Payment Agreement. There was no cash consideration paid to SunEdison for these services for the period from July 24, 2014 through September 30, 2014. Total actual costs for these services during the period from July 24, 2014 to September 30, 2014 of $6.2 million is reflected in the consolidated statement of operations and has been treated as an equity contribution from SunEdison.
(b)	Represents the non-cash allocation of SunEdison’s corporate overhead. In conjunction with the closing of the IPO on July 23, we entered into the MSA with SunEdison, pursuant to which SunEdison will provide or arrange for other service providers to provide management and administrative services to us. There will be no cash payments to SunEdison for these services during 2014, and in subsequent years, the cash fees payable to SunEdison will be capped at $4.0 million in 2015, $7.0 million in 2016 and $9.0 million in 2017. The amount of general and administrative expenses in excess of the fees paid to SunEdison in each year will be treated as an add back in the reconciliation of net income (loss) to Adjusted EBITDA.
(c)	Represents transaction related costs associated with the acquisitions completed during the three month period ended September 30, 2014.
(d)	Represents non-recurring professional fees for legal, tax and accounting services incurred as a result of the IPO.
(e)	We recognized a net gain on extinguishment of debt of $9.6 million for the three months ended September 30, 2014 due primarily to the termination of our capital lease obligations upon acquiring the lessor interest in the SunE Solar Fund X solar generation assets.
(f)	We incurred a loss on foreign currency exchange of $6.2 million during the three months ended September 30, 2014. These losses are driven by unrealized losses of $6.3 million on the re-measurement of intercompany loans which are denominated in British pounds.

Appendix Table A-3: Reg. G: TerraForm Power, Inc.

Reconciliation of Q3 2014 Cash flows from operating activities to CAFD

Cash Available for Distribution

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, cash available for distribution is used by our management team for internal planning purposes.

The following table presents a reconciliation of cash flows from operating activities to CAFD:

(In thousands)	Three Months Ended September 30, 2014

Adjustments to reconcile net cash provided by operating activities to cash available for distribution:
Net cash provided by operating activities	$18,161
Changes in assets and liabilities	(3,845)
Deposits into/withdraws from restricted cash accounts	(4,873)
Cash distributions to non-controlling interests	(572)
Scheduled project-level and other debt service and repayments	(3,849)
Contributions received pursuant to Interest Payment Agreement with our Sponsor	1,523

Other:
Bridge loan interest	1,918
Formation and offering related fees and expenses	536
Acquisition costs	4,128
Stock-based compensation	1,240
Change in accrued interest	16,727
Non-cash allocation of SunEdison corporate overhead	5,051
Other	(5,823)

Estimated cash available for distribution	$30,321

We define “cash available for distribution” or “CAFD” as net cash provided by operating activities of Terra LLC as adjusted for certain other cash flow items that we associate with our operations. It is a non-GAAP measure of our ability to generate cash to service our dividends. As used in this news release, cash available for distribution represents net cash provided by (used in) operating activities of Terra LLC (i) plus or minus changes in assets and liabilities as reflected on our statements of cash flows, (ii) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (iii) minus cash distributions paid to non-controlling interests in our projects, if any, (iv) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (v) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (vi) plus cash contributions from our Sponsor pursuant to the Interest Payment Agreement, (vii) plus operating costs and expenses paid by our Sponsor pursuant to the Management Services Agreement to the extent such costs or expenses exceed the fee payable by us pursuant to such agreement but otherwise reduce our net cash provided by operating activities and (viii) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee. Our intention is to cause Terra LLC to distribute a portion of the cash available for distribution generated by our project portfolio to its members each quarter, after appropriate reserves for our working capital needs and the prudent conduct of our business.

Appendix Table A-4: Reg. G: TerraForm Power, Inc.

Reconciliation of Q3 2014 Revenue to Adjusted Revenue

Adjusted Revenue

We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget.

The following table presents a reconciliation of Revenue to Adjusted Revenue:

(In thousands)	Three Months Ended September 30, 2014

Adjustments to reconcile revenue to adjusted revenue
Revenue	$53,221
Amortization of acquired PPA intangible assets (a)	(2,787)

Adjusted Revenue	$56,008

(a)	As of September 30, 2014, the Company had power purchase agreement (“PPA”) intangible assets representing long term electricity sales agreements. PPA intangible assets are amortized on a straight-line basis over the life of the agreements, which typically range from 15 to 25 years. Amortization expense related to the PPA intangible assets is recorded on the consolidated statements of operations as a reduction of energy revenue. Amortization expense was $2.8 million during the three months ended September 30, 2014.

Contact Information

Media:

Bruce Dunbar

Finsbury

bruce.dunbar@finsbury.com

+1 (646) 805-2070

Investors/Analysts:

Brett Prior

TerraForm Power

bprior@terraform.com

+1 (650) 889-8628

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